UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NORTHWEST BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NORTHWEST BANCSHARES, INC.
3 Easton Oval, Suite 500
Columbus, Ohio 43219
(800) 859-1000

PROXY STATEMENT SUPPLEMENT FOR THE
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2026

The following information relates to certain proxy materials of Northwest Bancshares, Inc. (the “Company”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2026 Annual Meeting of Shareholders and any adjournment or postponement thereof. This information (the “Supplement”) should be read in conjunction with the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2026.

The Company is furnishing this Supplement to clarify that the virtual Annual Meeting of Shareholders will take place at 10:00 a.m. on May 20, 2026. This Supplement corrects the meeting time referenced in the notice of availability of proxy materials, the proxy card and any other disclosures of a meeting time other than indicated here in this Supplement.